UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2009

1st Financial Services Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-53264	26-0207901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Resignation of a director and named executive officer

On October 27, 2009, Gregory L. Gibson informed 1st Financial Services Corporation of his resignation as Chief Executive Officer of 1st Financial Services Corporation and its banking subsidiary, Mountain 1st Bank & Trust Company. The effective date of Mr. Gibson’s resignation will be October 31, 2009. Under Mr. Gibson’s employment agreement, Mr. Gibson is deemed to have resigned as a director of 1st Financial Services Corporation effective immediately after termination of his employment. Mr. Gibson was serving as a director for a term ending at the 2012 annual meeting. A successor Chief Executive Officer has not been named and a candidate to fill the board vacancy created by Mr. Gibson’s departure has not been identified. The Board of Directors will appoint a search committee to consider candidates to succeed Mr. Gibson as Chief Executive Officer and expects to retain a consulting firm to assist in the search process. A copy of the press release announcing Mr. Gibson’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d) Exhibits

99.1	Press Release Dated October 28, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Financial Services Corporation

Date: October 29, 2009	/S/ ROGER A. MOBLEY
Roger A. Mobley
Chief Financial Officer

1st Financial Services Corporation

CURRENT REPORT ON FORM 8-K

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release Dated October 28, 2009